Master Enhanced Small Cap Series

FILE #811-07885

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
06/21/2007	Blackstone Group	133,333,334	9,800

Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith  Incorporated, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc., Deutsche Bank Securities Inc.,  ABN AMRO Rothschild LLC, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lazard Capital Markets LLC.,  UBS Securities LLC., Wachovia Capital Markets, LLC., Nikko Citigroup Limited., Skandinaviska Enskilda Banken AB (publ), Wells Fargo Securities, LLC.,  Calyon Securities (USA) Inc.,  Mizuho Securities USA Inc., RBC Capital Markets Corporation,  Blaylock & Company, Inc., Chapin, Davis, Samuel A. Ramirez & Co., Inc., Muriel Siebert & Co., Inc., Stephens Inc., The Williams Capital Group, L.P., Chatsworth Securities LLC.,  Dominick & Dominick LLC., Jackson Securities, LLC., Loop Capital Markets, LLC., Toussaint Capital Partners, LLC.

Master Enhanced Small Cap Series

FILE #811-07885

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
07/24/2007	BladeLogic Inc.	5,000,000	900	Morgan Stanley & Co. Incorporated; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Citigroup Global Markets Inc.; Wachovia Capital Markets, LLC; Cowen and Company, LLC
07/26/2007	Lululemon Athletica Inc.	18,200,000	3,000

Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Credit Suisse Securities (USA) LLC; UBS Securities LLC; William Blair & Company, L.L.C.; CIBC World Markets Corp.; Wachovia Capital Markets, LLC; Thomas Weisel Partners LLC

08/13/2007	Vmware Inc.	33,000,000	5,800

Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Banc of America Securities LLC, Bear, Stearns & Co. In